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                                                                     Exhibit 3.1

                                                                       PAGE 1

                                    DELAWARE
                                 THE FIRST STATE


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ACME PACKET, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JUNE, A.D. 2004, AT 11:14 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                /s/ Harriet Smith Windsor
                                ------------------------------------------------
                                Harriet Smith Windsor, Secretary of State
3268190  8100   [SEAL]          AUTHENTICATION:   3157509

040422471                                   DATE: 06-08-04

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                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                   DELIVERED 11:14 AM 06/08/2004
                                                     FILED 11:14 AM 06/08/2004
                                                   SRV 040422471 - 3268190 FILE

                           EIGHTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ACME PACKET, INC.
                         (f/k/a Primary Networks, Inc.)

     ANDREW D. ORY hereby certifies that:

     ONE: The date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was August 3, 2000; an Amended and Restated Certificate of Incorporation of this company was filed with the Secretary of State of the State of Delaware on September 21, 2000; a Second Amended and Restated Certificate of Incorporation of this company was filed with the Secretary of State of the State of Delaware on January 2, 2001; a Certificate of Amendment of Certificate of Incorporation of this company was filed with the Secretary of State of the State of Delaware on January 4, 2001; a Third Amended and Restated Certificate of Incorporation of this company was filed with the Secretary of State of Delaware on June 12, 2001; a Fourth Amended and Restated Certificate of Incorporation of this company was filed with the Secretary of State of Delaware on February 20, 2002; a Fifth Amended and Restated Certificate of Incorporation of this company was filed with the Secretary of State of Delaware on May 28, 2002; a Sixth Amended and Restated Certificate of Incorporation of this company was filed with the Secretary of State of Delaware on January 14, 2003; and a Seventh Amended and Restated Certificate of Incorporation of this company was filed with the Secretary of State of Delaware on February 12, 2003.

     TWO: He is the duly elected and acting President of ACME PACKET, INC. (f/k/a Primary Networks, Inc.), a Delaware corporation.

     THREE: This Eighth Amended and Restated Certificate of Incorporation amends, integrates and restates this company's Certificate of Incorporation and all amendments thereto.

     FOUR: The Certificate of Incorporation of this company is hereby amended, integrated and restated to read as follows:

                                       I.

     The name of this company is ACME PACKET, INC. (the "Corporation").

                                       II.

     The address of the registered office of the Corporation in the State of Delaware is:

               Corporation Trust Center
               1209 Orange Street
               City of Wilmington, County of New Castle

     The name of the Corporation's registered agent at said address is The Corporation Trust Company.

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                                                                       Page 2

                                      III.

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

                                       IV.

     A. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Ninety-Four Million Two Hundred and Forty-Eight Thousand Eight Hundred and Fifty-Two (94,248,852) shares, Sixty-One Million (61,000,000) shares of which shall be Common Stock (the "Common Stock") and Thirty-Three Million Two Hundred and Forty-Eight Thousand Eight Hundred and Fifty-Two (33,248,852) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of $.001 per share and the Common Stock shall have a par value of $.001 per share.

     B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if-converted basis), irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

     C. Three Million Seven Hundred Fifty-Nine Thousand Five Hundred Thirty-One (3,759,531) of the authorized shares of Preferred Stock are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). Twenty-One Million Four Hundred Sixty-Seven Thousand Nine Hundred Thirty-One (21,467,931) of the authorized shares of Preferred Stock are hereby designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). Eight Million Twenty-One Thousand Three Hundred Ninety (8,021,390) of the authorized shares of Preferred Stock are hereby designated "Series C Convertible Preferred Stock" (the "Series C Preferred Stock").

     D. The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock and the Common Stock arc as follows:

          1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

               (a) The term "Restated Certificate" shall mean the Corporation's Eighth Amended and Restated Certificate of Incorporation, as amended from time to time, filed by the Corporation with the Office of the Secretary of State of the State of Delaware in order to create and set forth the terms of the Preferred Stock.

               (b) The term "Excluded Stock" shall mean:

                    (i) Common Stock issued or issuable to officers, employees or directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation, or options or warrants to purchase or rights to subscribe for such Common Stock, or securities by their terms convertible into or exchangeable for such Common Stock, or options or warrants to purchase or rights to

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                                                                       Page 3

subscribe for such convertible or exchangeable securities; PROVIDED, HOWEVER, that the maximum number of shares of Common Stock issued or issuable pursuant to all such agreements, plans or arrangements shall not exceed the greater of (I) 5,000,000 shares (net of repurchases and subject to appropriate and equitable adjustment upon a stock split or other subdivision of the Common Stock, a stock dividend payable in shares of Common Stock, a reverse stock split or other combination of the Common Stock, or a reclassification of the Common Stock),
(II) such number of shares as may be approved pursuant to Section l(b)(x) below or (III) such number of shares as may be approved by a majority of the Board of Directors of the Corporation including at least one director elected by the holders of Series B Preferred Stock pursuant to Section 4(b)(i) of this Restated Certificate;

                    (ii) shares of Common Stock or other securities issued or issuable by reason of any of the events or circumstances covered by subsections 5(e)(v) or 5(e)(vii) of this Restated Certificate;

                    (iii) Common Stock issued or issuable upon conversion of the Preferred Stock;

                    (iv) any equity securities (including options and warrants) issued in connection with (I) a financing by a bank or other lending institution, (II) a joint venture in which the Corporation is a participant, or
(III) a license, marketing or distribution agreement to which the Corporation is a party, PROVIDED that (A) such issuances are approved by the Board of Directors of the Corporation and, in the aggregate, do not exceed five percent (5%) of the total issued and outstanding capital stock of the Corporation on a fully-diluted basis or (B) any such issuance referred to in this clause (iv) is approved by a majority of the Board of Directors of the Corporation including at least one director elected by the holders of Series B Preferred Stock pursuant to Section 4(b)(i) of this Restated Certificate;

                    (v) shares of any series of Preferred Stock issued as a stock dividend payable in respect of outstanding shares of the same series of Preferred Stock, or shares of any series of Preferred Stock issuable upon any subdivision, stock dividend or split-up of outstanding shares of the same series of Preferred Stock;

                    (vi) any and all securities issued and/or issuable solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other person or entity, which acquisition is approved by the Board of Directors of the Corporation;

                    (vii) any and all shares of Common Stock sold or issued by the Corporation in connection with any underwritten public offering;

                    (viii) any and all securities issued or issuable upon conversion, exercise or exchange of any other securities that are also included in the definition of Excluded Stock; and

                    (ix) any securities of the Corporation, the issuance of which is approved by the holders of not less than a majority of the shares of Preferred Stock at the time outstanding, voting together as a single class, in the manner provided in Section 4(d) hereof;

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                                                                       Page 4

PROVIDED, that, such holders of shares of Preferred Stock specifically waive the application of Section 5(d) or 8(b), as the case may be, with respect to the issuance of such securities.

               (c) The term "Institutional Investors" shall mean, collectively, Menlo Ventures IX, L.P., Menlo Entrepreneurs Fund IX, L.P., Menlo Entrepreneurs Fund IX (A), L.P., MMEF IX, L.P., Canaan Equity II, L.P., Canaan Equity II L.P.
(QP), Canaan Equity II Entrepreneurs LLC, Advanced Technology Ventures VII, L.P., Advanced Technology Ventures VII (B), L.P., Advanced Technology Ventures VII (C), L.P., ATV Entrepreneurs VII, L.P., ATV Alliance 2001, L.P. and ATV Alliance 2002, L.P.

               (d) The term "Junior Stock" shall mean the Common Stock and any class or series of capital stock of the Corporation ranking, on liquidation or as to payment of dividends, junior to the Preferred Stock.

               (e) The term "Original Issuance Date" shall mean (i) in the case of the Series A Preferred Stock, the date as of which the first share of Series A Preferred Stock has been issued, (ii) in the case of the Series B Preferred Stock, the date as of which the first share of Series B Preferred Stock has been issued, and (iii) in the case of the Series C Preferred Stock, the date as of which the first share of Series C Preferred Stock has been issued.

               (f) The term "Original Issuance Price" shall mean (i) in the case of the Series A Preferred Stock, $0.62 per share, (ii) in the case of the Series B Preferred Stock, $1.39 per share, and (iii) in the case of the Series C Preferred Stock, $1.87 per share.

               (g) The term "Qualified Public Offering" shall mean a public offering of the Corporation's common stock pursuant to a registration statement filed with the Securities and Exchange Commission and in which the aggregate gross proceeds to the Corporation are at least $10,000,000.

               (h) The term "Special Adjustment" shall mean (i) in the case of the Series A Preferred Stock, an appropriate and equitable adjustment upon a stock split or other subdivision of the Series A Preferred Stock, a stock dividend payable in shares of Series A Preferred Stock, a reverse stock split or other combination of Series A Preferred Stock, or a reclassification of Series A Preferred Stock, (ii) in the case of the Series B Preferred Stock, an appropriate and equitable adjustment upon a stock split or other subdivision of the Series B Preferred Stock, a stock dividend payable in shares of Series B Preferred Stock, a reverse stock split or other combination of Series B Preferred Stock, or a reclassification of Series B Preferred Stock, or (iii) in the case of the Series C Preferred Stock, an appropriate and equitable adjustment upon a stock split or other subdivision of the Series C Preferred Stock, a stock dividend payable in shares of Series C Preferred Stock, a reverse stock split or other combination of Series C Preferred Stock, or a reclassification of Series C Preferred Stock.

          2. DIVIDENDS. The holders of outstanding shares of each series of Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of assets of the Corporation legally available for payment of dividends, an annual non-cumulative dividend in a per share amount equal to the product of seven percent (7%) and the Original Issuance Price of such series of Preferred Stock (subject to Special Adjustment) or, if greater (as determined on a per annum basis and on an as-converted basis for the Preferred Stock), an amount equal to that paid on any outstanding shares of Common Stock of the Corporation.

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                                                                       Page 5

Dividends, if declared, shall be payable in cash annually in respect of the immediately preceding fiscal year (including any partial fiscal year) of the Corporation (each, a "Dividend Period"). The declaration of dividends shall be within the sole discretion of the Board of Directors of the Corporation. Dividends in respect of each series of Preferred Stock shall, however, be non-cumulative so that, if not declared in respect of any Dividend Period, the holders of such series of Preferred Stock shall not thereafter have any right to receive dividends on account of such Dividend Period. No dividend shall be declared or paid on any series of Preferred Stock in respect of any Dividend Period unless the Corporation shall declare and pay a dividend in respect of such Dividend Period to each of the other series of Preferred Stock (ratably in proportion to the full amounts to which they would be entitled pursuant to the provisions of this Section 2), and no dividend shall be declared on the Junior Stock and no repurchase or other acquisition of Junior Stock shall be effected (other than acquisitions of Junior Stock pursuant to agreements which permit the Corporation to repurchase such shares at cost (or the lesser of cost and fair market value) upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal) unless the full amount of dividends with respect to each of the series of Preferred Stock for the immediately preceding Dividend Period shall have been declared and paid in full.

          3.   RIGHTS ON LIQUIDATION. DISSOLUTION OR WINDING-UP.

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation (each, a "Liquidation"), the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

                    (i) The holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of any Junior Stock, an amount per share equal to the respective Original Issuance Prices of each series of the Preferred Stock (subject to Special Adjustment), plus, in addition, an amount equal to any dividends declared but unpaid on such series of Preferred Stock. If the assets of the Corporation available for distribution to the holders of Preferred Stock shall be insufficient to permit the payment to the holders of Preferred Stock of their full preferential amount as set forth in this Section 3(a)(i), then the holders of shares of Preferred Stock shall share ratably in any distribution of the assets of the Corporation in proportion to the respective amounts that would be payable to the holders of Preferred Stock in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares of Preferred Stock were paid in full.

                    (ii) After distribution to the holders of Preferred Stock of the full preferential amount set forth in Section 3(a)(i) hereof, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the holders of the Common Stock shall be entitled to receive, on a pro rata basis (assuming for this purpose that each holder of shares of Series A Preferred Stock is a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible, that each holder of shares of Series B Preferred Stock is a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible, and that each holder of shares of Series C Preferred Stock is a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible), that portion of the remaining assets of the Corporation legally available for distribution, if any, until the holders of the Series A Preferred Stock shall have received an amount per share pursuant to the provisons of this

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                                                                       Page 6

Section 3(a)(ii) equal to (A) the PRODUCT of (i) the Original Issuance Price of the Series A Preferred Stock (subject to Special Adjustment) MULTIPLIED by (ii) two, MINUS (B) the amounts already paid per each such share pursuant to Section 3(a)(i) above.

                    (iii) After distribution to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Common Stock of the full preferential amount set forth in Section 3(a)(ii) hereof, the holders of the Series B Preferred Stock, Series C Preferred Stock and the Common Stock shall be entitled to receive, on a pro rata basis (assuming for this purpose that each holder of shares of Series B Preferred Stock is a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible and that each holder of shares of Series C Preferred Stock is a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible), that portion of the remaining assets of the Corporation legally available for distribution, if any, until the holders of the Series B Preferred Stock shall have received an amount per share pursuant to the provisons of this Section 3(a)(iii) equal to
(A) the PRODUCT of (i) the Original Issuance Price of the Series B Preferred Stock (subject to Special Adjustment) MULTIPLIED by (ii) two, MINUS (B) the amounts already paid per each such share pursuant to Section 3(a)(i) and Section 3(a)(ii) above.

                    (iv) After distribution to the holders of the Series B Preferred Stock, Series C Preferred Stock and the Common Stock of the full preferential amount set forth in Section 3(a)(iii) hereof, the holders of the Series C Preferred Stock and the Common Stock shall be entitled to receive, on a pro rata basis (assuming for this purpose that each holder of shares of Series C Preferred Stock is a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible), that portion of the remaining assets of the Corporation legally available for distribution, if any, until the holders of the Series C Preferred Stock shall have received an amount per share pursuant to the provisons of this Section 3(a)(iv) equal to (A) the PRODUCT of (i) the Original Issuance Price of the Series C Preferred Stock (subject to Special Adjustment) MULTIPLIED by (ii) two, MINUS (B) the amounts already paid per each such share pursuant to Section 3(a)(i), Section 3(a)(ii) and Section 3(a)(iii) above.

                    (v) After distribution to the holders of the Series C Preferred Stock and the Common Stock of the full preferential amount set forth in Section 3(a)(iv) hereof, the holders of the Common Stock shall be entitled to receive, on a pro rata basis, the remaining assets of the Corporation legally available for distribution.

               (b) Notwithstanding anything expressed or implied to the contrary in the foregoing provisions of Section 3(a), in the event that, in connection with a Liquidation, the amount that the holders of shares of any series of Preferred Stock shall be entitled to receive pursuant to, and in accordance with, the provisions of Section 3(a) with respect to each outstanding share of such series of Preferred Stock (the "Per Share Liquidation Preference") shall be less than the amount (the "Per Share As-Converted Liquidation Amount") that such holders would have been entitled to receive upon such Liquidation in respect of the number of shares of Common Stock into which each outstanding share of such series of Preferred Stock would have been convertible if, immediately prior to such Liquidation, all outstanding shares of such series of Preferred Stock had been converted into shares of Common Stock, then the holders of shares of such series of Preferred Stock shall be entitled to receive, upon Liquidation, in respect of each outstanding share of such series of Preferred Stock the Per Share As-Converted

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                                                                       Page 7

Liquidation Amount in lieu of (and not in addition to) the Per Share Liquidation Preference. In the event that the holders of shares of any series of Preferred Stock shall be entitled to receive the Per Share As-Converted Liquidation Amount pursuant to this Section 3(b) in respect of each outstanding share of such series of Preferred Stock held by such holders immediately prior to any Liquidation, any such right to receive the Per Share As-Converted Liquidation Amount shall be PARI PASSU with (A) the right of the holders of any other series of Preferred Stock to receive any amount pursuant to this Section 3(b) in respect of each share of such other series of Preferred Stock held immediately prior to Liquidation and (B) the right of the holders of Common Stock to receive any amount upon Liquidation in respect of each share of Common Stock held immediately prior to Liquidation. Holders of Preferred Stock shall not be required to convert any shares of Preferred Stock into Common Stock in order to receive any amounts to which they may be entitled pursuant to this Section 3(b).

               (c) For purposes of this Section 3, a consolidation or merger of the Corporation with or into any other corporation or entity, or the sale of all or substantially all of the assets of the Corporation to any other corporation or entity, shall be deemed to be a Liquidation, unless the Corporation's shareholders of record, as constituted immediately prior to such merger, consolidation or sale, hold at least 50% of the voting power of the surviving or acquiring corporation or entity.

               (d) In the event of any merger, consolidation or sale of assets contemplated under Section 3(c) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. The value of any securities received by the Corporation pursuant to any such merger, consolidation or sale of assets shall be determined as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                            (A) If traded on a securities exchange or through
the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or the Nasdaq National Market, as the case may be, over the thirty-day period ending three (3) days prior to the closing;

                            (B) If actively traded over-the counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                            (C) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock. If the Corporation and such holders are not able to mutually agree on the value, the value shall be determined by an accounting firm of national reputation, and the determination of such accounting firm shall be final and binding on the Corporation and the holders of Preferred Stock.

                    (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as provided above in Section 3(d)(i)(A),

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                                                                       Page 8

(B) or (C) to reflect the approximately fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock. If the Corporation and such holders are not able to mutually agree on the value, the value shall be determined by an accounting firm of national reputation, and the determination of such accounting firm shall be final and binding on the Corporation and the holders of Preferred Stock.

          4.   VOTING.

               (a) Except to the extent otherwise provided in this Section 4, elsewhere in the Restated Certificate or by law, each share of Preferred Stock shall entitle the holder thereof to vote, together with the holders of Common Stock, as a single class, on all matters as to which holders of Common Stock shall be entitled to vote. On all matters upon which each holder of Preferred Stock shall be entitled to vote, such holder shall be entitled to such number of votes as shall equal the number of shares of Common Stock (rounded to the nearest whole number) into which all of such holder's shares of Preferred Stock are then convertible as provided in Section 5 hereof.

               (b) In addition to the rights specified in Section 4(a) hereof, in the election of members of the Board of Directors of the Corporation:

                    (i) the holders of Series B Preferred Stock, voting as a separate class, shall have the exclusive right to elect two (2) members of the Board of Directors of the Corporation (the "Preferred Directors"). Each of the Preferred Directors elected pursuant to this Section 4(b)(i) shall serve from the date of his or her respective election and qualification until the next annual meeting of stockholders of the Corporation and his or her successor has been duly elected and qualified or until his or her earlier death, removal or resignation. The holders of Series B Preferred Stock, voting as a separate class, shall have the exclusive right to remove the Preferred Directors with or without cause. A vacancy in the directorship to be elected by the holders of Series B Preferred Stock pursuant to this Section 4(b)(i) may be filled only by the holders of Series B Preferred Stock, voting as a separate class. The exclusive voting rights of the holders of Series B Preferred Stock set forth in this Section 4(b)(i) shall be subject to the provisions of Section 4(d) and shall terminate upon the closing of the Corporation's initial public offering;

                    (ii) the holders of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class, shall have the exclusive right to elect two (2) members of the Board of Directors of the Corporation (the "Common Directors"). Each of the Common Directors elected pursuant to this Section 4(b)(ii) shall serve from the date of his or her election and qualification until the next annual meeting of stockholders of the Corporation and his or her successor has been duly elected and qualified or until his or her earlier death, removal or resignation. The holders of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a separate class, shall have the exclusive right to remove the Common Directors with or without cause. A vacancy in the directorships to be elected by the holders of Common Stock and Series A Preferred Stock pursuant to this
Section 4(b)(ii) may be filled only by the holders of Common Stock and Series A Preferred, voting together as a single class. The exclusive voting rights of the holders of Common Stock and Series A Preferred Stock set forth in this Section 4(b)(ii) shall be subject to the provisions of Section 4(d) and shall terminate upon the closing of the Corporation's initial public offering; and

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                                                                       Page 9

                    (iii) the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting together as a single class, shall have the exclusive right to elect all remaining members of the Board of Directors of the Corporation (the "Joint Directors"). Each of the Joint Directors elected pursuant to this Section 4(b)(iii) shall serve from the date of his or her election and qualification until the next annual meeting of stockholders of the Corporation and his or her successor has been duly elected and qualified or until his or her earlier death, removal or resignation. The holders of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting together as a single class, shall have the exclusive right to remove the Joint Directors with or without cause. A vacancy in the directorships to be elected by the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock pursuant to this Section 4(b)(iii) may be filled only by the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting together as a single class. The exclusive voting rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock set forth in this
Section 4(b)(iii) shall be subject to the provisions of Section 4(d) and shall terminate upon the closing of the Corporation's initial public offering.

               (c) The Corporation shall not, without the affirmative consent or approval of the holders of shares representing a majority of the voting power of the shares of Preferred Stock then outstanding, voting together as a single class, given in the manner provided in Section 4(d) below:

                    (i) amend the Restated Certificate or By-laws of the Corporation in a manner that would alter or change adversely the preferences, rights, privileges or powers of any series of the Preferred Stock;

                    (ii) increase the authorized number of shares of Preferred Stock;

                    (iii) authorize, designate, create or issue any class or series of capital stock ranking, as to voting rights or payment of dividends or in Liquidation, senior and prior to, or on a parity with, the Preferred Stock;

                    (iv) sell, convey, exchange or otherwise dispose of all or substantially all of the Corporation's assets;

                    (v) merge into or consolidate with any other corporation or other entity or person (other than a wholly owned subsidiary of the Corporation);

                    (vi) reclassify the shares of any class or series of Junior Stock into shares of any class or series of capital stock ranking, either as to payment of dividends or in Liquidation, senior and prior to, or on a parity with, the Preferred Stock.

               (d) The exclusive voting or approval rights and/or the approval requirements of the holders of Preferred Stock set forth in Sections l(b)(ix), 4(b) and 4(c) and the holders of Common Stock set forth in Section 4(b) shall be exercised (i) at any annual meeting of the stockholders of the Corporation, (ii) at any special meeting of stockholders of the Corporation called for, among other things, such purpose in accordance with the By-laws of the

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                                                                      Page 10

Corporation or in accordance with the provisions set forth below in this Section 4(d) and for which proper notice has been duly given to all holders of Preferred Stock and Common Stock, or (iii) by written consent in lieu of a meeting in accordance with the provisions of Section 228 of the Delaware General Corporation Law. Notwithstanding anything in the Restated Certificate or the By-laws of the Corporation to the contrary, at the written request of the holders of at least forty percent (40%) of the outstanding shares of Preferred Stock, the Secretary of the Corporation shall call a special meeting of the stockholders of the Corporation for purposes of enabling the holders of Preferred Stock to exercise their exclusive voting or approval rights and/or to comply with their approval requirements pursuant to Sections l(b)(ix), 4(b) and 4(c).

          5.   OPTIONAL CONVERSION.

               (a) The holder of any shares of any series of Preferred Stock shall have the right, at such holder's option, at any time or from time to time to convert any of such shares into such whole number of fully paid and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) the Original Issuance Price for such series of Preferred Stock multiplied by the number of shares of such series of Preferred Stock being converted by (B) the Preferred Conversion Price (as hereinafter defined), as last adjusted and then in effect, for the shares of such series of Preferred Stock being converted, by surrender of the certificates representing the shares of Preferred Stock so to be converted in the manner provided in Section 5(b) hereof. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Preferred Stock shall initially be the respective Original Issuance Prices of the Series A Preferred Stock (the "Series A Preferred Conversion Price"), the Series B Preferred Stock (the "Series B Preferred Conversion Price") or the Series C Preferred Stock (the "Series C Preferred Conversion Price"), as the case may be (the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, and the Series C Preferred Conversion Price are sometimes collectively referred to herein as the "Preferred Conversion Prices"); PROVIDED, HOWEVER, that such Preferred Conversion Prices shall be subject to adjustment as set forth in Section 5(d) hereof. The holder of any shares of Preferred Stock exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to payment of any dividends declared but unpaid with respect to such shares of Preferred Stock.

               (b) The holder of any shares of Preferred Stock may exercise the conversion right pursuant to Section 5(a) hereof as to any part thereof by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation for the Preferred Stock as may be designated by the Corporation, the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when the aforesaid delivery is made (the "Conversion Date"). As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock as provided in Section 5(c) hereof and a check or cash in payment of all dividends declared but unpaid, if any (to the extent permissible under law), with respect to the shares of Preferred Stock so converted. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a Common Stock holder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which

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                                                                      Page 11

event he shall be deemed to have become a Common Stock holder of record on the next succeeding date on which the transfer books are open, but the respective Preferred Conversion Prices shall be those in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of the series of Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Preferred Stock represented thereby to the same extent as if the portion of the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

               (c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of a series of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of such series of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as hereinafter defined) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of die Corporation in respect of such fractional interest.

               (d) The Preferred Conversion Price for each series of Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) Subject to Section 5(d)(ii) hereof, if the Corporation shall at any time or from time to time after the Original Issuance Date of Series C Preferred Stock issue any shares of Common Stock (other than Excluded Stock) without consideration or for a consideration per share less than the Preferred Conversion Price for such series in effect immediately prior to the issuance of such Common Stock, such higher Preferred Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the quotient obtained by dividing

                            (A) an amount equal to the sum of

                                   (x) the total number of shares of Common
Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivisions (A) and (B) of Section 5(e)(iv), it being understood that the shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issuance shall be deemed to be outstanding for all purposes of the computation required in this clause
(i)), immediately prior to such issuance multiplied by the Preferred Conversion Price for such series in effect immediately prior to such issuance, plus

                                   (y) the consideration received by the
Corporation upon such issuance, by

                            (B) the total number of shares of Common Stock
outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivisions (A) and (B) of Section 5(e)(iv), it being understood that the shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such issuance shall be deemed to be outstanding for all purposes of the computation required in this clause (i)) immediately after the issuance of such Common Stock.

                    (ii) Notwithstanding anything expressed or implied in Sections 5(d)(i) or 5(e)(iv) to the contrary, in the event that the Corporation shall issue any of the securities referred to in Section 5(e)(iv) and such securities shall constitute Excluded Stock, there shall be no adjustment to the Preferred Conversion Price of any series of Preferred Stock pursuant to Section 5(d)(i) as a result of any such issuance. In the event of any adjustment in the Preferred Conversion Price of any series of Preferred Stock pursuant to Section 5(d)(i) hereof, any and all of those securities referred to in Section 5(e)(iv) that are outstanding at the time of such issuance, regardless of whether or not such securities constitute Excluded Stock, shall be taken into account (in the manner provided in Section 5(e)(iv) hereof) in computing such adjustment.

               (e) For the purposes of any adjustment of the Preferred Conversion Prices pursuant to Section 5(d)(i), the following provisions shall be applicable:

                    (i) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of me Corporation, irrespective of any accounting treatment; PROVIDED, HOWEVER, that the aggregate fair market value of such non-cash and cash consideration shall not exceed the Current Market Price of the shares of Common Stock being issued.

                    (iii) In the case of the issuance of Common Stock without consideration, the consideration shall be deemed to be $.001 per share.

                    (iv) In the case of the issuance of (x) options or warrants to purchase or rights to subscribe for Common Stock, (y) securities by their terms convertible into or exchangeable for Common Stock or (z) options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities:

                            (A) the shares of Common Stock deliverable upon
exercise of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (i), (ii) and (iii) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options or warrants or rights for the Common Stock covered thereby;

                            (B) the shares of Common Stock deliverable upon
conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subdivisions (i), (ii) and (iii) above);

                            (C) on any change in the number of shares or
exercise price of Common Stock deliverable upon exercise of any such options, warrants or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Preferred Conversion Prices shall forthwith be readjusted to such Preferred Conversion Prices as would have obtained had the adjustment made upon the issuance of such options, warrants, rights or securities not converted prior to such change or options, warrants or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                            (D) on the expiration of any such options, warrants
or rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, the Preferred Conversion Prices shall forthwith be readjusted to such Preferred Conversion Prices as would have obtained had the adjustment made upon the issuance of such options, warrants or rights, securities or options, warrants or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options, warrants or rights related to such securities and subsequent conversion thereof.

                    (v) If, at any time after the Original Issuance Date of the Series C Preferred Stock, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Preferred Conversion Price for such series shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series of Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                    (vi) If, at any time after the Original Issuance Date of the Series C Preferred Stock, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Preferred Conversion Price for such series shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                    (vii) In the event, at any time after the Original Issuance Date of the Series C Preferred Stock, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result hi any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, each share of each series of Preferred Stock shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be (unless, in the case of a consolidation, merger, sale or other disposition, payment shall have been made to the holders of all shares of such series of Preferred Stock of the full amount to which they shall have been entitled pursuant to Section 3 hereof) convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which a holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share of such series of Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section 5(e)(vii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                    (viii) All calculations under this paragraph (e) shall be made to the nearest one tenth (1/10) of a cent or to the nearest one tenth (1/10) of a share, as the case maybe.

                    (ix)    For the purpose of any computation pursuant to this
Section 5(e) or Section 5(c) hereof, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days selected by the Board of Directors of the Corporation ending no more than 15 days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30-business-day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, hi either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as reported in the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ-NMS") (or if the Common Stock is not at the time listed or admitted for trading on any such exchange or reported in NASDAQ-NMS, then such price shall be equal to the average of the last reported bid and asked prices, as reported by National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); PROVIDED, HOWEVER, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (ix) are available for the period required hereunder, the Current Market Price as of the day in question shall be determined in good faith by the Board of Directors of the Corporation.

                    (x) In any case in which the provisions of this Section 5(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(c); PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

               (f) Whenever a Preferred Conversion Price shall be adjusted as provided in Section 5(d), the Corporation shall forthwith file, at the office of the Corporation or any transfer agent designated by the Corporation for the Preferred Stock, a statement, signed by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Preferred Conversion Prices then in effect. The Corporation shall also cause a copy of such statement to be sent by first-class certified mail, return receipt requested, postage prepaid, to each holder of shares of Preferred Stock at his or its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5(g).

               (g) In the event the Corporation shall propose to take any action of the types described in Section 5(d) or clauses (v), (vi) or (vii) of Section 5(e), the Corporation shall give notice to each holder of shares of Preferred Stock, in the manner set forth in Section 5(f), which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the respective Preferred Conversion Prices and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

               (h) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Preferred Stock.

               (i) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Preferred Stock.

               (j) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

               (k) The Corporation will not, by amendment of its Restated Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

          6. AUTOMATIC CONVERSION. At any time upon the affirmative election of the holders of at least a majority of the outstanding shares of Preferred Stock, or upon the closing of a Qualified Public Offering, all shares of Preferred Stock then outstanding shall, by virtue of, and simultaneously with, such election or such closing, as the case may be, and without any action on the part of the holders thereof, be deemed automatically converted into that number of fully paid and nonassessable shares of Common Stock into which such shares would have been convertible in the event of optional conversion at such time pursuant to Section 5 hereof. The provisions of Section 5 shall apply to any such automatic conversion.

          7.   INTENTIONALLY OMITTED

          8.   PREEMPTIVE RIGHTS.

               (a) GENERAL. Except as provided in Section 8(b) hereof, no holder of any shares of Preferred Stock shall be entitled, as a preemptive right or right of first refusal of such holder, to purchase or to subscribe for any shares of capital stock issued by the Corporation, whether now or hereafter authorized, or bonds, certificates of indebtedness, debentures or other securities convertible into or carrying any right to purchase capital stock of the Corporation of any class.

               (b) RIGHT OF FIRST REFUSAL.

                    (i) Subject to the provisions of Section 8(c) hereof, the Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of Common Stock, (ii) any other equity security of the Corporation, including, without limitation, shares of Preferred Stock, (iii) any debt security of the Corporation which by its terms is convertible into or exchangeable for any equity security of the Corporation or has any other equity feature, (iv) any security of the Corporation that is a combination of debt and equity or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Corporation, unless in each case the Corporation shall have first offered to sell to each Institutional Investor (each a "Section 8 Offeree") such Section 8 Offeree's Proportionate Percentage (as hereinafter defined) of such securities (the "Offered Securities"), and to sell thereto such Offered Securities not subscribed for by the other Section 8 Offerees as hereinafter provided, at a price and on such other terms as shall have been specified by the Corporation in writing delivered to such Section 8 Offeree (an "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Corporation to the Section 8 Offerees.

                    (ii) Notice of each Section 8 Offeree's intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Section 8 Offeree and delivered to the Corporation prior to the end of the 30-day period of such Offer (the "Notice of

Acceptance"), setting forth (A) such portion of the Offered Securities as such
Section 8 Offeree elects to purchase and (B) such portion, if any, of the Offered Securities not accepted by any of the other Section 8 Offerees (the "Refused Securities") that such Section 8 Offeree elects to purchase, in which case such Refused Securities shall be deemed to have been offered to and accepted by the Section 8 Offerees which exercised their option under this clause (B) PRO RATA in accordance with their respective Proportionate Percentages; PROVIDED, HOWEVER, that if the PRO RATA computation based upon Proportionate Percentages contemplated by the preceding clause (B) would result in less than all of the Refused Securities being accepted and if making such PRO RATA computation based on the respective amounts of Refused Securities offered to be accepted by each Section 8 Offeree exercising its option under such clause
(B) would result in all or a greater number of the Refused Securities being accepted, then such computation shall be made on such latter basis.

                    (iii) In the event that Notices of Acceptance are not given by the Section 8 Offerees in respect of all the Offered Securities, the Corporation shall have 120 days from the expiration of the foregoing 30-day period to sell that portion of such Offered Securities that are not subject to Notices of Acceptance to any other person or persons, but only upon terms and conditions in all respects, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons or less favorable to the Corporation than those set forth in the Offer. Upon the closing (which shall include full payment to the Corporation) of the sale to such other person or persons of all the remaining Offered Securities, the Section 8 Offerees shall purchase from the Corporation, and the Corporation shall sell to the Section 8 Offerees, the Offered Securities in respect of which Notices of Acceptance were delivered to the Corporation by the Section 8 Offerees, at the terms specified in the Offer. The purchase by the
Section 8 Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the Section 8 Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Section 8 Offerees and their counsel.

                    (iv) In each case, any Offered Securities not purchased by the Section 8 Offerees or other person or persons within the 120-day period set forth in Section 8(b)(iii) may not be sold or otherwise disposed of until they are again offered to the Section 8 Offerees under the procedures specified in Sections 8(b)(i), (ii) and (iii).

                    (v) For purposes of this Section 8, the term "Proportionate Percentage" shall mean, as to a Section 8 Offeree, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock (computed as set forth below) then owned by such
Section 8 Offeree bears to (y) the aggregate number of shares of issued and outstanding Common Stock (computed as set forth below). For purposes solely of the computation required under clause (x) of this Section 8(b)(v), each Section 8 Offeree shall be treated as having converted all shares of Series B Preferred Stock and Series C Preferred Stock held by such Section 8 Offeree into shares of Common Stock at the rate at which such securities are convertible into Common Stock in effect at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 8(b)(i) above; and for purposes solely of the computation required under clause (y) of this Section 8(b)(v), the holders of outstanding securities of the Corporation that are convertible, exchangeable or exercisable for shares of Common Stock (including, without limitation, the Series B Preferred Stock and the Series C Preferred Stock) shall be treated as having converted, exchanged or exercised all such outstanding securities into or for shares of Common Stock on such terms as are applicable and in effect at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 8(b)(i) above.

               (c) The provisions of Section 8(b) shall not apply to the offer, issuance, sale or exchange, or any agreement to issue, sell or exchange, or any reservation or setting aside for issuance, sale or exchange of (i) any Excluded Stock, (ii) shares of the Corporation's common stock in connection with a public offering registered under the Securities Act of 1933, amended, (iii) any securities of the Corporation, the issuance of which is approved by a majority of the Board of Directors of the Corporation including both directors elected by the holders of Series B Preferred Stock pursuant to Section 4(b)(i) of this Restated Certificate, or (iv) the issuance of shares of Series C Preferred Stock pursuant to the Series C Convertible Stock Purchase Agreement, dated on or about June __ 2004. In addition, the provisions of Section 8(b) shall terminate and be of no further force or effect upon the closing of a Qualified Public Offering. For the avoidance of doubt, and notwithstanding anything in this
Section 8 to the contrary, "OFFERED SECURITIES" shall not include any securities issued by the Corporation to any of its stockholders on account of the exercise by such stockholders of their respective preemptive rights or rights of first refusal.

          9.   RIGHTS OF COMMON STOCK.

               (a) Except as otherwise required by law, and subject to the provisions regarding voting rights of the Preferred Stock set forth in Section 4 hereof, the holders of Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval, and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder.

               (b) Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors of the Corporation, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive ratably and equally all of the assets and funds of the Corporation remaining after the payment to the holders of Preferred Stock or of any other class or series of stock ranking senior to the Common Stock upon liquidation of the specific preferential amounts which they are entitled to receive upon liquidation.

                                       V.

     A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

     B. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

                                       VI.

     For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further PROVIDED that:

     A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Restated Certificate.

     B. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company; provided however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

     C. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

                                      VII.

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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                                                                      Page 20

                                      VIII.

     Except as otherwise specifically provided in this Eighth Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Eighth Amended and Restated Certificate of Incorporation, and to add or insert other provisions authorized at such time by the laws of the State of Delaware, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Eighth Amended and Restated Certificate of Incorporation, in its present form or as hereafter amended, are granted subject to the rights reserved in this Article VII.

                                     * * * *

     FIVE: This Eighth Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.

     SIX: This Eighth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL by the Board of Directors and the stockholders of the Company. The total number of outstanding shares entitled to vote or act by written consent was 15,329,685 shares of Common Stock, 3,759,531 shares of Series A Preferred Stock, and 20,676,816 shares of Series B Preferred Stock. A majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock approved this Eighth Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the DGCL and written notice of such was or will be given by the Company in accordance with said Section 228.

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     IN WITNESS WHEREOF, ACME PACKET, INC. has caused this Amended and Restated
Certificate of Incorporation to be signed by its President 7th day of June, 2004.

                                                ACME PACKET, INC.


                                                /s/ Andrew D. Ory
                                                -----------------------------
                                                President